As filed with the Securities and Exchange Commission on
                            January 30, 1998
                                   Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                       ---------------------------
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                       ---------------------------

                       ACCENT COLOR SCIENCES, INC.
          (Exact Name of Registrant as Specified in its Charter)

                       ---------------------------
         CONNECTICUT                        06-1380314
    (State or other Jurisdiction of         (I.R.S. Employer
    Incorporation or Organization)          Identification Number)

                        800 Connecticut Boulevard
                    East Hartford, Connecticut, 06108
                             (860) 610-4000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
                       ---------------------------

                           Norman L. Milliard
                  President and Chief Executive Officer
                       Accent Color Sciences, Inc.
                        800 Connecticut Boulevard
                    East Hartford, Connecticut 06108
                             (860) 610-4000
(Name, Address, including Zip Code, and Telephone Number, including Area C ode, of Agent for Service)
                       ---------------------------
                                 Copy to:

                         Willard F. Pinney, Jr.
                Murtha, Cullina, Richter and Pinney, LLP
                               Cityplace I
                      185 Asylum Street, 29th Floor
                     Hartford, Connecticut 06103-3469
                              (860) 240-6000
                       ---------------------------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                     CALCULATION OF REGISTRATION FEE

Title of each                        Proposed     Proposed
class of                             maximum      maximum      Amount
securities      Amount               offering     aggregate    of
to be           to be                price        offering     registration
registered      registered           per unit(1)  price        fee

Common Stock,
no par
value per share,
issuable upon
conversion of
Series B
Convertible
Preferred Stock 6,300,000 shares(2)  $1.625       $10,237,500    $3,020.06

Common Stock,
no par
value per share,
issuable
upon exercise
of outstanding
warrants        415,385 shares       $1.625       $675,000.63    $199.13



(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sale prices reported on the Nasdaq National Market Automated Quotation System on January 27, 1998.

(2) For purposes of estimating the number of shares of the Company's common stock, no par value per share ("Common Stock"), to be included in this Registration Statement, the Company calculated 200% of the number of shares of Common Stock issuable upon conversion of 4,500 shares of the Company's Series B Convertible Preferred Stock, no par value per share (the "Series B Stock"), or otherwise pursuant to the Certificate of Designations, Preferences and Rights of the Series B Stock, based on a conversion price of $1.875 per share in accordance with Rule 416 of the Securities Act of 1933, as amended ("Rule 416"). Pursuant to Rule 416, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon conversion of or otherwise with respect to the Series B Stock to prevent dilution resulting from stock splits, stock dividends or similar transactions or by reason of reductions in the conversion price of the Series B Stock in accordance with the terms thereof.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                           PROSPECTUS

                       6,715,385 SHARES

                  ACCENT COLOR SCIENCES, INC.
                         COMMON STOCK


     This Prospectus relates to the offer and sale from time to time of up to 6,715,385 shares (the "Shares") of common stock, no par value per share ("Common Stock"), of Accent Color Sciences, Inc., a Connecticut corporation (the "Company"), by the Selling Stockholders named herein (the "Selling Stockholders"), or by their respective pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer. Of the 6,715,385 Shares being offered hereby: (i) 6,300,000 Shares are issuable upon conversion of or otherwise with respect to 4,500 shares of the Company's Series B Convertible Preferred Stock, no par value per share ("Series B Stock"), held by the Selling Stockholders; and (ii) 415,385 Shares are issuable upon the exercise of certain warrants (the "Warrants") held by the Selling Stockholders. The Series B Stock and the Warrants were issued by the Company to the Selling Stockholders on January 9, 1998 in a private transaction ("the 1998 Private Placement").

     The number of Shares indicated as being issuable upon conversion of or otherwise with respect to the Series B Stock and offered hereby represents an estimate of the number of shares of Common Stock issuable upon conversion of or otherwise with respect to the Series B Stock, based on 200% of the number of shares of Common Stock issuable at a conversion price of $1.875 per share in accordance with Rule 416 ("Rule 416") of the Securities Act of 1933, as amended (the "Securities Act") and in certain other events described in the Certificate of Designations, Preferences and Rights of the Series B Stock ("the Certificate of Designation"). Pursuant to Rule 416, the number of shares of Common Stock underlying the Series B Stock and offered for sale hereby includes an indeterminate number of shares as may be issued or issuable upon conversion of or otherwise with respect to the Series B Stock by reason of the floating rate conversion price mechanism and other adjustment mechanisms described in the Certificate of Designation, or by reason of any stock splits, stock dividends or similar transactions involving the Common Stock, in order to prevent dilution. Although the Company will receive the exercise price of any Warrants which are exercised, the Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The expenses of registration of the Shares which may be offered hereby under the Securities Act will be paid by the Company.

     The Shares covered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, in the open market, on the NASDAQ National Market or on one or more exchanges on which the Shares are then listed, in privately negotiated transactions, in an underwritten offering, in a combination of such methods, or by any other legally available means, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, their successors in interest and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders, their successors in interest and/or any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions or other compensation received by them and any profits realized by them on the resale of the Shares as principals may be deemed underwriting compensation under the Securities Act. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

      The Common Stock of the Company is traded on the Nasdaq
National Market under the symbol "ACLR". On January 27, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $1.6875.

         ANY INVESTMENT IN THE COMMON STOCK OFFERED HEREBY
INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" COMMENCING ON
PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE
CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED
HEREBY.




     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        The date of this Prospectus is           , 1998




                   FORWARD-LOOKING STATEMENTS

     Certain information contained herein and/or incorporated by reference in this Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that Act. There are several important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements contained in such discussions. Additional information on the risk factors which could affect the Company's financial results is included in this Prospectus and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the other documents incorporated by reference herein.


                     AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form S-3, under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith or incorporated by reference. Statements contained in this Prospectus regarding the contents of any contract or any other document referred to are necessarily incomplete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, each statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon the payment of the fees prescribed by the Commission.


             INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13 of the Exchange Act.

(2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30,
1997 filed pursuant to Section 13 of the Exchange Act.

(3)  The Company's Current Report on Form 8-K dated January 9,
1998 and filed with the Commission.

(4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, which became effective December 23, 1996, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement shall be deemed to be modified or superseded for all purposes of this Prospectus or such Prospectus Supplement to the extent that a statement contained herein, therein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein or in such Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above that have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: the Company's Vice President and Chief Financial Officer, Accent Color Sciences, Inc., 800 Connecticut Boulevard, East Hartford, Connecticut, 06108. The Company's telephone number at that location is (860) 610-4000.

         The documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in such documents and in "Risk Factors" below.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.


                          THE COMPANY

     Accent Color designs, manufactures and sells innovative, high-speed, spot color printing systems ("Truecolor Systems") for integration with digital, high-speed, black-on-white printers and sells related consumables. Spot color printing involves the use of color to enhance traditional black-on-white documents by accenting critical information, such as a balance due on a billing statement, or by printing graphics, such as a company logo. Truecolor Systems are designed to print spot color in high-speed, high-volume applications at a low incremental cost per page without diminishing the speed or performance of the high-speed, black-on-white host printer or affecting the end user's existing operational methods and are capable of printing up to 480 pages per minute, simultaneously utilizing up to eight different colors, including custom colors, to print or highlight fixed or variable data. Truecolor Systems combine the Company's proprietary paper handling technology with patented ink jet technology from Spectra, Inc. ("Spectra"). Under the agreement with Spectra, the Company holds an exclusive right to supply products which include Spectra printheads to print color on the black-on-white output from specified high-speed printers from Xerox, IBM, Oce and certain other manufacturers through the year
2002.   The Company also holds a right to extend the agreement
with Spectra for an additional seven years.

     The Company also sells consumables comprised of standard and custom color wax-based inks, as well as spare parts used with Truecolor Systems. The Company expects that consumables will generate recurring revenue which the Company believes will increase as the installed base and usage of Truecolor Systems increase.

     Accent Color was incorporated under the laws of Connecticut in May 1993. The Company's principal executive offices are located at 800 Connecticut Boulevard, East Hartford, Connecticut, 06108 and its telephone number at that address is (860) 610-4000.


                          RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. In addition to the risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, the other documents incorporated herein by reference and the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business before purchasing the Common Stock offered hereby.

Immediate and Future Capital Requirements

     The Company has ongoing working capital, capital equipment and operations loss-funding requirements in order to continue to operate and grow. As a result, the Company has and will likely continue to seek equity or debt financing to fund operating losses, future improvements and expansion of the Company's research and manufacturing capabilities. There can be no assurance that such financing will be available when needed, or that, if available, it will be on satisfactory terms. The failure to obtain financing would hinder the Company's ability to make continued investments in capital equipment and expansion, which could materially adversely affect results of operations. Any such equity financing would result in dilution to the then-existing stockholders of the Company.

Volatility of Stock Price

     The Company's stock price has been, and in the future is expected to be, volatile and to experience market fluctuation as a result of a number of factors, including, but not limited to, current and anticipated results of operations, future product offerings by the Company or its competitors and factors unrelated to the operating performance of the Company. The trading price of the Company's Common Stock may also vary as a result of changes in the business, operations, or financial results of the Company, prospects of general market and economic conditions and other factors.

Development Risks

     Accent Color is a development stage company. The Company has products in various stages of development, and minimal revenue has been recognized from the sale of its products. The Company has developed and plans to market new products and new applications of technology and, accordingly, is subject to risks associated with such ventures. The Company has delivered prototype, pre-production and production Truecolor Systems and is entering the pre-production phase for the enhanced version of these systems. The probability of success of the Company must be considered in light of the expenses and delays frequently encountered in connection with the operation of a new business and the development of practical production techniques for new products.

     The Company considers the enhancement of its present products to be the Company's first development priority. Many of these enhancements are contemplated in the Company's contract with IBM, including the Company's plan to devote substantial resources to improve its technology in the areas of printhead width and print resolution. In addition, the Company's customers have requested advanced paper handling functionality, particularly duplex printing (the ability to print on both sides of a page). There can be no assurance, however, that the Company will be successful in developing enhancements for its products or that these enhancements will prove to be desirable to end users or that the Company will be able to obtain the necessary components for contemplated product enhancements. Failure to develop enhancements to its existing products, particularly the enhancements contemplated by the agreement with IBM, could have a material adverse effect on the market acceptance of the Company's products. As a result, any such failures could have a material adverse effect on the Company's business, financial condition and results of operations. Further, the development of product enhancements will likely render portions of the Company's inventory obsolete, which could have a material adverse effect on the Company's ability to sell such inventory profitably. For the quarter ending December 31, 1997, the Company anticipates a charge for obsolete inventory due to product transition of approximately $1,000,000 to $1,400,000.

Limited History of Product Manufacturing

     To date, the Company has manufactured only limited quantities of Truecolor Systems. To be profitable, the Company's products must be manufactured in sufficient quantities and at acceptable costs. To date, manufacturing costs have exceeded average selling price. Future production in sufficient quantities may pose technical and financial challenges for the Company. The Company has limited manufacturing history, and no assurance can be given that the Company will be able to make a successful transition to high-volume production. The failure to make a successful transition and to manufacture at a cost sufficiently below its selling price could have a material adverse effect on the business, financial condition and results of operations of the Company.

Limited Operating History; History of Losses; Uncertainty of
Future Financial Results;

     The Company was formed in May 1993 and is a development stage company with a limited operating history. The Company incurred net losses of $45,000, $1,154,000, $4,217,000,
$13,739,000 and $13,106,000 for the period from inception to December 31, 1993, the years ended December 31, 1994, 1995 and 1996 and the nine-month period ended September 30, 1997, respectively. These losses were primarily due to the substantial research and development costs associated with the development of Truecolor Systems, all of which costs were expensed as incurred. Through September 30, 1997, $1,285,000 of revenue had been recognized from the sale of the Company's products. As a result of these losses, as of September 30, 1997, the Company had an accumulated deficit of $32,260,000 and total shareholders' equity of $8,368,000. It is expected that quarterly net losses will continue through at least the 2nd quarter of 1998. There can be no assurance that the Company will be profitable thereafter or that profitability, if achieved, will be sustained. In order to support the anticipated growth of its business, the Company expects to expand its manufacturing, marketing and sales capabilities, technical and other customer support functions, and research and product development activities. The anticipated increase in the Company's operating expenses caused by any expansion could have a material adverse effect on the Company's operating results if revenue does not increase at an equal or greater rate. Also, the Company's expenses for these and other activities are based in significant part on its expectations regarding future revenue and are fixed to a large extent in the short term. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfalls.

Uncertainty of Market Development; Acceptance of Accent Color's
Products

     The digital, high-speed printing market has traditionally relied mainly on black-on-white print. There can be no assurance that a market for high-speed, variable data color printing will develop or achieve significant growth. The failure of such market to develop or achieve significant growth would have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company's products are currently designed for the digital, high-speed production printing and production publishing market segments. There can be no assurance that the Company will be successful in developing or marketing its existing or future products or that, if any such products achieve market acceptance, such acceptance will be sustained. The Company also plans to further enhance its products and is investing substantial capital and other resources in the development of such enhancements. The Company plans to devote substantial resources to improve technology in the areas of ink jet printhead width. There can be no assurance that the Company's Truecolor Systems or enhancements will be a preferable alternative to existing products or that they will not be rendered obsolete or noncompetitive by products offered by other companies. Any quality, durability or reliability problems with the Company's products, regardless of materiality, or any other actual or perceived problems with any Company products, could have a material adverse effect on market acceptance of such products. There can be no assurance that such problems or perceived problems will not arise or that, even in the absence of such problems, the Company's products will achieve market acceptance. A failure of any of the Company's products to achieve market acceptance for any reason could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the announcement by the Company or its OEM customers or competitors of new products and technologies could cause customers to defer purchases of the Company's existing products, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on a Limited Number of Customers; Revenue
Concentration

     The Company anticipates that sales of its Truecolor Systems and consumables to a limited number of customers will account for substantially all of the Company's revenue. As of September 30, 1997, the Company had contracts with two customers, International Business Machines Corporation ("IBM") and Groupe SET ("SET"), and was in contract discussions with Oce Printing Systems USA, Inc. ("Oce"). Generally, the Company's customers provide non-binding forecasts of future orders. There can be no assurance that these customers will purchase a significant volume of the Company's products. A substantial difference between forecast orders and actual orders by any one of its customers, or the failure of its customers to purchase a significant volume of the Company's products, could have a material adverse effect on the business, financial condition and results of operations of the Company. There can be no assurance that the Company's OEM customers, including IBM and SET, or other companies will not compete with the Company in the future.

Dependence on Third Party Marketing, Distribution and Support

     A significant element of the Company's marketing strategy is to form alliances with third parties for the marketing and distribution of its products. To this end, the Company is a party to multi-year agreements with IBM (the "IBM Agreement") and Groupe Set and is in contract discussions with Oce, for the marketing, distribution and support of the Company's products. The Company's contract with IBM is for an initial term of three years with IBM having the right to terminate its contract in certain circumstances, such as a material breach of the contract by Accent Color or the Company's bankruptcy or insolvency. There can be no assurance that (i) the Company will be successful in maintaining such alliances or forming and maintaining other alliances, (ii) the Company will be able to satisfy its contractual obligations with its OEM customers or (iii) the Company's OEM customers will devote adequate resources to market and distribute the Company's products successfully. Any disruption in the Company's relationships with IBM or SET, or any future customer of the Company, may have a material adverse effect on the Company's business, financial condition or results of operations.

     As a result of its relationships with its OEM customers, the Company's ability to interact with end users of Truecolor Systems and observe their experience with the Company's products may be limited. The Company also does not have control over the marketing, distribution and support efforts of its OEM customers. This may result in a delay by the Company in the recognition and correction of any problems experienced by the OEM customers or the end users. Failure of the Company to respond to customer and end-user preferences or experience with its products, or a failure by the Company's OEM customers to market and support the Company's products successfully, could have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, the Company's OEM customers will control the timing of the introduction of the Company's products, including its existing products. Consequently, the timing of the introduction of the Company's products may be delayed for reasons unrelated to the Company and its products, such as delays in the introduction of products offered by the OEM customers with which the Company's products are integrated. Delays in the introduction of the Company's products could have a significant adverse effect on the Company's business, financial condition and results of operations.
Further, third-party distribution provides the Company with less information regarding the amount of inventory that is in the process of distribution. This lack of information may reduce the Company's ability to predict fluctuations in revenue resulting from a surplus or a shortage in its distribution channels and contribute to volatility in the Company's financial results, cash flow and inventory.

Dependence on Spectra

     The Company is dependent on Spectra, a wholly owned subsidiary of Markem, Inc., as its sole source supplier of ink jet printheads and the hot melt, wax-based inks used by Truecolor Systems. Spectra has agreed to supply the Company with ink jet printheads and wax-based inks under a supply agreement, subject to a number of conditions. The Company's reliance on Spectra involves several risks, including a potential inability to obtain an adequate supply of required printheads or inks, and reduced control over the quality, pricing and timing of delivery of these items. Because the production of printheads is specialized and requires long lead times, there can be no assurance that delays or shortages of printheads will not occur. To date, Spectra has only produced a limited number of ink jet printheads. Accordingly, there can be no assurance that Spectra will be able to provide a stable source of supply of these components. As the Company increases the production of Truecolor Systems, it will become more reliant upon Spectra's ability to manufacture and deliver ink jet printheads as required. Any interruption in the Company's ability to obtain Spectra printheads could have a material adverse effect on the Company's business, financial condition and results of operations. Further, the Company and Spectra are devoting substantial resources to improve technology in the areas of ink jet printhead width. There can be no assurance that, if such improvements are made, Spectra will be able to produce printheads embodying such improvements for the Company in sufficient quantities at an acceptable price, or at all. Any inability to incorporate such improvements or produce printheads embodying them could have a material adverse effect on the Company's business, financial condition and results of operations.

     Spectra, itself, is also reliant upon licenses granted to it by third parties. The Spectra agreement allows the Company, in certain instances, to utilize Spectra's technology to either manufacture wax-based inks or ink jet printheads itself or arrange for their manufacture by third parties utilizing such technology. There can be no assurance, however, that, if necessary, the Company would be able to manufacture ink jet printheads and wax-based inks itself or negotiate with third parties for the timely manufacture of ink jet printheads or supply of wax-based inks on acceptable terms or at all. Furthermore, the use of Spectra's technology may require the consent of certain other licensors to Spectra, and there is no assurance that the Company will be able to obtain any such consents on acceptable terms or at all.

     Spectra has granted the Company the exclusive right to supply products including Spectra printheads in the worldwide market for printing color on the output from specified high-speed, black-on-white printers manufactured or marketed by Xerox, IBM, Oce and certain other manufacturers through December 31, 2002 with the Company holding an option to renew the contract for an additional seven years. To maintain such exclusive rights, the Company is required to purchase a minimum number of ink jet printheads each year, to continue to purchase its wax-based ink requirements from Spectra and to make certain payments. There can be no assurance that the Company will be able to meet the minimum purchase requirements or make these payments. The Company's agreement with Spectra required quarterly payments of $250,000 through 1997 to maintain the exclusivity rights. These specified payments, together with similar payments from other Spectra customers (which vary in amount from customer to customer), are used by Spectra to fund ink jet printhead development, the results of which are available to participating customers. In addition, the Company has a development arrangement with Spectra that requires the Company to make additional payments to support developing a wider printhead manufacturing capability. Any disruption in the Company's relationship with Spectra, or in Spectra's relationship with its licensors, may have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Major Subcontractors and Suppliers

     The Company relies on subcontractors and suppliers to manufacture, subassemble and perform certain testing of some modules and parts of Truecolor Systems. Currently, the Company's ink jet printheads are manufactured solely by Spectra. The Company currently performs the final assembly and testing of various Truecolor System components and of each complete Truecolor System. The Company plans to outsource the manufacture of major components and complete final assembly and testing of Truecolor Systems in house. The inability to develop relationships with, or the loss of, subcontractors or suppliers, or the failure of its subcontractors or suppliers to meet the Company's price, quality, quantity and delivery requirements, could have a material adverse effect on the Company's business, financial condition and results of operations.

Significant Fluctuations in Quarterly Results

     The Company's quarterly operating results are likely to vary significantly in the future based upon a number of factors, including the volume, timing, delivery and acceptance of customer orders, the introduction and market acceptance of new products offered by the Company and its OEM customers or competitors, changes in the pricing policies of the Company or its OEM customers or competitors, the level of product and price competition, the relative proportion of printer and consumables sales, the timely availability of sufficient volume of sole source components, fluctuations in research and development expenditures, the availability of financing arrangements for certain of the Company's customers, general economic conditions, as well as other factors. Additionally, because the purchase of a printing system and peripherals involves a significant capital commitment, the sales cycle for the Company's products is susceptible to delays and lengthy acceptance procedures associated with large capital expenditures. Historically, there has existed seasonality in the purchase of major equipment such as the Company's Truecolor Systems, with many companies experiencing higher sales in the fourth calendar quarter. The Company expects such seasonality to apply to the purchase of its systems. Furthermore, due to the Company's high average sales price and low unit volume, a delay in the sale of, or the recognition of revenue from the sale of a few units could have a material adverse effect on the results of operations for a fiscal quarter.

     Quarterly revenue and operating results depend primarily on the volume, timing, shipping and acceptance of orders during the quarter, which are difficult to forecast due to the length of the sales cycle. As of September 30, 1997, the Company has recognized $1,285,000 of revenue from the sale of its products. Through September 30, 1997, the Company had shipped 15 production versions of its Truecolor Systems. Consequently, the Company has minimal experience with the rate of customer and end-user acceptance of its products or the volume or nature of warranty claims relating to its products. The Company's policy is to recognize revenue upon customer acceptance, which generally occurs at the end of the warranty period. Thereafter, once the Company gains sufficient experience regarding customer acceptance of, and warranty claims regarding, its products, the Company intends to recognize revenue upon shipment of the products. As a result, the Company expects a difference between the timing of shipments and the recognition of related revenue, which may be substantial and inconsistent. There can be no assurance that the timing of revenue recognition will not result in significant fluctuations in the Company's quarterly operating results. A significant portion of the Company's operating expenses is relatively fixed in the short term, and planned expenditures are based on sales forecasts. Sales forecasts by the Company's customers are generally not binding. If revenue levels are below expectations, operating results may be disproportionately affected because only a small portion of the Company's expenses vary with revenue in the short term, which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will experience or sustain any revenue growth or profitability.

Potential Need for Additional Funding for Operating and Capital
Requirements

     The Company's currently anticipated levels of revenue and cash flow are subject to many uncertainties and cannot be assured. Further, the Company's business plan may change, or unforeseen events may occur, requiring the Company to raise additional funds. The amount of funds required by the Company will depend on many factors, including the extent and timing of the sale of Truecolor Systems, the timing and cost associated with the expansion of the Company's manufacturing, development and engineering, sales and marketing and customer support capabilities and the Company's operating results. There can be no assurance that, if and when needed, additional financing will be available, or available on acceptable terms. The inability to obtain additional financing or generate sufficient cash from operations could require the Company to reduce or eliminate expenditures for research and development, production or marketing of its products, or otherwise to curtail or discontinue its operations, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Product Warranty; Limit on Prices for Spare Parts

     The Company warrants its Truecolor Systems to be free of defects in workmanship and materials for 90 days from installation at the location of the end user. Furthermore, under the IBM Agreement, the Company has agreed to provide spare parts for its products to IBM at prices which will yield a monthly parts cost per Truecolor System not to exceed a specified amount. There can be no assurance that the Company will not experience warranty claims or parts failure rates in excess of those which it has assumed in pricing its products and spare parts. Any such excess warranty claims or spare parts failure rates could have a material adverse effect on the Company's business, financial condition or results of operations. The Company currently has minimal experience with the volume or nature of warranty claims relating to its products.

Dependence on a Single Product Line

     The Company anticipates that it will derive substantially all of its revenue in the foreseeable future from sales of Truecolor Systems, related consumables and spare parts. If the Company is unable to generate sufficient sales of Truecolor Systems due to market conditions, manufacturing difficulties or other reasons, it may not be able to continue its business. Similarly, if purchasers of Truecolor Systems were to purchase wax-based ink or spare parts from suppliers other than the Company, the Company's business, results of operations and financial condition could be materially adversely affected. Dependence on a single product line makes the Company particularly vulnerable to the successful introduction of competitive products.

Rapid Technological Change Requires Ongoing Product Development
Efforts

     The high-speed printer industry is characterized by evolving technology and changing market requirements. The Company's future success will depend on a number of factors, including its ability to continue to develop and manufacture new products and to enhance existing products. Consequently, the Company considers the enhancement of its products to be a development priority. Certain enhancements of its existing products are required by the Company's contract with IBM. Additionally, in a new and evolving market, customer preferences can change rapidly and new technology could render existing technology and product inventory obsolete. Failure by the Company to respond adequately to changes in its target market, to develop or acquire new technology or to successfully conform to market preferences could have a material adverse effect on the business, financial condition and results of operations of the Company. The failure by the Company to anticipate or respond adequately to competitive and technological changes could have a material adverse effect on the business, financial condition and results of operations of the Company.

Risk of Delisting from Nasdaq Stock Market

      The Company's stock is currently traded on the Nasdaq National Market. There are no assurances, however, that the Company's Common Stock will continue to be included in such market, or that an active market for such stock will exist. The failure to meet the listing requirements for the National Market could result in the Company's Common Stock alternatively either being listed on the Nasdaq Small Capitalization Market if the Company could meet the initial listing criteria for that market or deletion from the Nasdaq Stock Market ("NASDAQ") altogether if the Company failed to meet the National or Small Capitalization Market listing criteria. If the Common Stock is delisted from trading on NASDAQ, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. (the "NASD") and consequently an investor will likely find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Common Stock.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations promulgated by the Commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, if the Common Stock is not quoted on NASDAQ, or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     If the Common Stock becomes subject to the regulations applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Common Stock and thus the ability of purchasers of the Common Stock to sell their securities in the secondary market.

Limited Protection of Proprietary Technology and Risks of
Third-party Claims

     The Company's ability to compete effectively will depend, in part, on the ability of the Company to maintain the proprietary nature of its technology. The Company relies, in part, on proprietary technology, know-how and trade secrets related to certain aspects of its principal products and operations but there can be no assurance that others, including the Company's OEM customers, may not independently develop the same or similar technology or otherwise obtain access to the Company's proprietary technology. To protect its rights in these areas, the Company generally requires its OEM customers, suppliers, employees and independent contractors to enter into nondisclosure agreements. There can be no assurance, however, that these agreements will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information. If the Company is unable to maintain the proprietary nature of its products through nondisclosure agreements or other protection, its business could be materially adversely affected. The U.S. Patent and Trademark Office (the "Patent Office") has granted patent number 5,602,624 related to the Company's color printing apparatus. In addition, the Patent Office has filed a Notice of Allowance with respect to another patent application filed by the Company relating to the paper path and the placement of print on a page. Furthermore, the Company has filed additional applications for patents related to certain enhancements of the Truecolor Systems. There can be no assurance, however, as to the degree of protection offered by the Notice of Allowance, or as to the likelihood that pending patent applications will be issued. There can be no assurance that potential competitors, many of which may have substantially greater resources than the Company and may have made substantial investments in competing technologies, do not currently have or will not obtain patents that will prevent, limit or interfere with the Company's ability to make, use or sell its products or will not intentionally infringe on the Company's patents if and when issued. Moreover, no assurance can be given that Accent Color's technology does not conflict with existing enforceable patents. Although patents may be issued to Accent Color as a result of patent applications it has filed, Accent Color's technology may fall within the scope of existing enforceable patents. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the U.S. There can be no assurance that these protections will be adequate.

     The Company has an exclusive right, under an agreement with Spectra, to supply products including Spectra's ink jet printheads in the worldwide market for printing color on the output from specified high-speed, black-on-white printers marketed by Xerox, IBM, Oce and certain other parties through December 31, 2002. The Company also has an option to renew this agreement for an additional seven year term. To the extent that wax-based inks and ink jet printheads purchased from Spectra are covered under patents or licenses, the Company relies on Spectra's rights under such patents and licenses and Spectra's willingness and ability to enforce its patents and maintain its licenses. There can be no assurance that Spectra will be willing or able to enforce its patents and maintain its licenses and any such unwillingness or inability could have a material adverse effect on the Company's business, financial condition and results of operations.

     Although the Company believes that its products and technology do not infringe any existing proprietary rights of others, there can be no assurance that third parties will not assert such claims against the Company in the future or that such future claims will not be successful. The Company could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights, which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute or market its products and services in the U.S. or abroad. Such a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. In the event a claim relating to proprietary technology or information is asserted against the Company, the Company may seek licenses to such intellectual property. There can be no assurance, however, that such a license could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to the Company. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of the Company's products and, therefore, could have a material adverse effect on the Company's business, financial condition and results of operations. The cost of responding to any such claim may be material, whether or not the assertion of such claim is valid.

Potential for Dilution

     As of January 27, 1998, 4,500 shares of the Series B Stock were issued and outstanding. Each share of Series B Stock is convertible into such number of shares of Common Stock as is determined by dividing the stated value ($1,000) of each share of Series B Stock (as such value is increased by an annual premium of 6%) by the then current conversion price of the Series B Stock (which is determined, generally, by reference to 85% of the average of the closing market price of the Common Stock during the five consecutive trading days immediately preceding the date of determination). Based on a conversion price of $1.875 per share for the stated value of the Series B Stock in accordance with Rule 416, the Series B Stock would be convertible into approximately 2,400,000 shares of Common Stock. The number of shares issuable upon conversion may be less than or greater than this number, depending upon: (a) the market price of the Common Stock at the time of conversion, (b) the Company's ability to maintain its NASDAQ listing; and (c) the Company's ability to obtain Shareholder Approval for the issuance of Common Stock upon the conversion of the Series B Stock and the exercise of the Warrants. In the event of a decrease in the trading price of the Common Stock, holders of the Common Stock could experience commensurately greater dilution upon conversion of the Series B Stock. The shares of Common Stock into which the Series B Stock may be converted are being registered pursuant to this Registration Statement. This Registration Statement also pertains to an additional 1,500,000 shares issuable under the terms of the Certificate of Designation in the event of certain failures by the Company to comply with the various provisions thereof.

Difficulties in Managing Rapid Growth

     Since inception, the Company has experienced rapid growth, which has placed a significant strain on the Company's (i) administrative, operational and financial personnel, (ii) management information systems, (iii) manufacturing operations and (iv) other resources. The Company's future development plans anticipate additional management, operating and financial resources. For example, the Company intends to significantly increase production capacity, create new marketing programs, hire additional personnel and develop further enhancements to the Company's products. There can be no assurance that the Company will be able to successfully implement its business strategy, that operations will generate sufficient cash flow, or that adequate financing will be available on acceptable terms to fund continuing growth, or that management will successfully manage continued growth. The failure to manage growth effectively may have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Key Personnel

     The business of the Company is substantially dependent on the capabilities and services of a number of key technical and managerial personnel, including Richard J. Coburn, its Chairman, and Norman L. Milliard, its President and Chief Executive Officer. Mr. Coburn has an employment agreement with the Company which has a term that expires at the end of 1998. Mr. Milliard entered into a three-year contract with the Company at the end of 1994 which is automatically extended each year for one year unless Mr. Milliard or the Company gives notice prior to the year end. Both Mr. Coburn and Mr. Milliard may terminate the employment relationship with the Company at any time with no penalty other than the loss of future compensation. The loss of the services of Messrs. Coburn or Milliard or other key personnel could have a material adverse effect upon the business of the Company. The Company has keyman life insurance on Messrs. Coburn and Milliard in the amount of $1,000,000 each. There can be no assurance, however, that the Company will continue such insurance coverage or that such amount is sufficient. The Company's future success will further depend on both its ability to retain key personnel and its ability to attract qualified personnel. Competition for qualified personnel is intense, and there can be no assurance that the Company will be successful in hiring or retaining them. The inability of the Company to retain key personnel or attract qualified personnel may have a material adverse effect on the Company's business, financial condition and results of operations.

Competition

     The Company expects to encounter varying degrees of competition in the markets in which it competes. The Company competes, in significant part, on the basis of advanced proprietary technology in the areas of paper handling, ink jet color printing and interface software which allows the Company's products to print variable data, in multiple standard and custom colors at high speeds.

     Competition to supply color printing is fragmented. The Xerox 4890 (a similar product is also marketed by Xerox as the DocuTech 390HC) is a spot color printer which prints in black and one color per job (out of a limited palette). It is capable of printing 92 pages per minute but does not offer custom colors. BESTE Bunch Systems markets a color offset press used as a downstream add-on to an Oce or IBM high-speed, black-on-white printer. While providing color logos and fixed data, it does not offer variable data, requires longer time to set up, and is more labor intensive. It also requires additional processes of negative production and plate making. There are production full process color printers available which have relatively high per page print costs and operate at much lower speeds than those required by typical production printing, making them impractical for high-speed print jobs. However, many of the companies that may compete with the Company in the future have longer operating histories and significantly greater financial, technical, sales, marketing and other resources, as well as greater name recognition than the Company.

     In addition to direct competition from other firms utilizing high-speed color technologies, there exists potential direct competition from firms improving technologies used in low-speed to medium-speed color printers and indirect competition from firms producing pre-printed forms.

     Products or product improvements based on new technologies could be introduced by other companies with little or no advance notice. Manufacturers of high-speed, black-on-white printers may also, in time, develop comparable or more effective color capability within their own products which may render the Company's products obsolete. There can be no assurance that the Company will be able to compete against future competitors successfully or that competitive pressures faced by the Company will not have a material adverse effect upon its business, financial condition and results of operations.

Risks Associated with International Operations

     The Company intends to have its products marketed worldwide and therefore may enter into contracts with foreign companies. International sales are subject to certain inherent risks, including unexpected changes in regulatory requirements, tariffs and other trade barriers, fluctuations in exchange rates, credit risks, government controls, political instability, longer payment cycles, increased difficulties in collecting accounts receivable and potentially adverse tax consequences. There can be no assurance that these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

Dividends

     The Company has not declared or paid dividends on its common stock in the past and does not anticipate declaring or paying any dividends in the foreseeable future.

Environmental Regulation

     The Company is subject to regulation under various federal, state and local laws relating to the environment and to employee safety and health. These environmental regulations relate to the generation, storage, transportation, disposal and emission of various substances into the environment. The Company cannot predict the environmental legislation or regulations that may be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, may require additional expenditures by the Company, some or all of which may be material.

Potential Adverse Impact of Anti-takeover Provisions on Market
Price of Shares

     The Company's Restated Certificate of Incorporation contains provisions that could discourage a proxy contest or make more difficult the acquisition of a substantial block of the Company's Common Stock. The Restated Certificate of Incorporation provides for a classified Board of Directors, and members of the Board of Directors may be removed only upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Company issued and outstanding and entitled to vote. In addition, the Board of Directors is authorized to issue shares of Common Stock and Preferred Stock which, if issued, could dilute and adversely affect various rights of the holders of shares of Common Stock and, in addition, could be used to discourage an unsolicited attempt to acquire control of the Company.

     The Company is subject to the Connecticut Business Corporation Act (the "Connecticut Act"), some provisions of which prohibit a publicly held Connecticut corporation from engaging in a "business combination" (including the issuance of equity securities which have an aggregate market value of 5% or more of the total market value of the outstanding shares of the Company) with an "interested shareholder" (as defined in the Connecticut
Act) for a period of five years from the date of the shareholder's purchase of stock unless approved in a prescribed manner. The application of this statute could prevent a change of control of the Company. Generally, approval is required by the Board of Directors and by a majority of the non-employee directors of the Company and by 80% of the outstanding voting shares of the Company and two-thirds of the voting power of the outstanding shares of the voting stock other than shares held by the interested shareholder. There can be no assurance that these provisions will not prevent the Company from entering into a business combination that otherwise would be beneficial to the Company. The Connecticut Act also requires that any action of the stockholders of the Company taken by written consent without a meeting must be unanimous.

Common Stock Eligible for Future Sale

     Future sales of shares of Common Stock by existing stockholders under Rule 144 of the Act or through the exercise of outstanding registration rights, or the issuance of shares of Common Stock upon conversion of the Series B Stock, exercise of the Warrants, and/or exercise of options or other warrants to purchase Common Stock could materially adversely affect the market price of the Common Stock and could materially impair the Company's future ability to raise capital through an offering of equity securities. A substantial number of shares of Common Stock are available for sale under Rule 144 in the public market and no predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.



                      SELLING STOCKHOLDERS


     The Shares being offered for resale by the Selling Stockholders were acquired in connection with the 1998 Private Placement and consist of the shares of Common Stock issuable upon the conversion of or otherwise with respect to the Series B Stock and upon exercise of the Warrants. In connection with the 1998 Private Placement, the Company granted the Selling Stockholders certain registration rights pursuant to which the Company agreed to keep the Registration Statement, of which this Prospectus is a part, effective until the date that all of such Shares have been sold pursuant to the Registration Statement. The Company has agreed to indemnify the Selling Stockholders and each of their officers, directors, members, employees, partners, agents and each person who controls any of the Selling Stockholders against certain expenses, claims, losses, damages and liabilities (or action, proceeding or inquiry by any regulatory or self-regulatory organization in respect thereof). The Company has agreed to pay its expenses of registering the Shares under the Securities Act, including registration and filing fees, blue sky expenses, printing expenses, accounting fees, administrative expenses and its own counsel fees.

     The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder as of January 28, 1998 and the number of Shares being offered by each Selling Stockholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Stockholders may offer all or part of the Shares for resale from time to time. However, such Selling Stockholders are under no obligation to sell all or any portion of such Shares nor are such Selling Stockholders obligated to sell any Shares immediately under this Prospectus. All information with respect to share ownership has been furnished by the Selling Stockholders. Because the Selling Stockholders may sell all or part of their Shares, no estimates can be given as to the number of Shares that will be held by any Selling Stockholder upon termination of any offering made hereby. See "PLAN OF DISTRIBUTION."

     In the case of the Shares underlying the Series B Stock, the number of Shares owned and offered for sale hereby represents an estimate of the number of shares of Common Stock issuable upon conversion of or otherwise with respect to the Series B Stock, based on 200% of the number of shares of Common Stock issuable at a conversion price of $1.875 in accordance with Rule 416 and in certain other events described in the Certificate of Designation. Pursuant to Rule 416 under the Securities Act, Selling Stockholders may also offer and sell Shares issued with respect to the Series B Stock and/or the Warrants as a result of (i) stock splits, stock dividends or similar transactions, (ii) the effect of anti-dilution provisions contained in the Certificate of Designation of the Series B Stock and in the Warrants and
(iii) by reason of changes in the conversion price of the Series B Stock accordance with the terms thereof. This is not intended to constitute a prediction as to the number of Shares into which the Series B Stock will be converted and the Warrants will be exercised.


                 Shares
                 Beneficially                     Shares
Name of          Owned Prior       Shares to be   Owned After
Selling          to the            Sold in the    the
Stockholder      Offering(1)       Offering       Offering(1)(2)


RGC International
Investors, LDC   3,666,667(3)(7)   3,666,667      0
Zanett
Lombardier, LTD. 2,845,333(4)(7)   2,845,333      0
Bruno Guazzoni   88,000(5)(7)      88,000         0
The Zanett
Securities
Corporation      115,385(6)(7)     115,385        0


(1) Except as set forth in footnote (7) below, beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of Common Stock subject to warrants currently exercisable or exercisable within 60 days of January 28, 1998 are deemed outstanding for computing the percentage of the person holding such warrants but are not deemed outstanding for computing the percentage of any other person. The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)  Assumes all Shares offered hereby are sold in the Offering.

(3) Includes 166,667 shares of Common Stock issuable upon exercise of Warrants.

(4) Includes 129,333 shares of Common Stock issuable upon exercise of Warrants.

(5) Includes 4,000 shares of Common Stock issuable upon exercise of Warrants.

(6) Includes 115,385 shares of Common Stock issuable upon exercise of Warrants.

(7) In accordance with Rule 416, the number of shares of Common Stock set forth in the table represents an estimate of the number of shares of Common Stock to be offered by the Selling Stockholders, based on 200% of the number of shares of Common Stock that would have been issuable upon conversion of or otherwise with respect to the Series B Stock at a conversion price of $1.875 per share in accordance with Rule 416 (4,800,000 shares). In addition, the Registration Statement also covers up to 1,500,000 shares that may become issuable upon certain events described in the Certificate of Designation and 415,385 shares that may become issuable upon the exercise of Warrants. The actual number of shares of Common Stock issuable upon conversion of the Series B Stock is determined by a formula based on the market price at the time of conversion, is therefore subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by the Company. Specifically, at any given time, the Series B Stock is convertible into a number of shares of Common Stock determined by dividing the sum of (a) the stated value of the Series B Stock and (b) a premium amount equal to 6% (on an annualized basis) of the stated value of the Series B Stock, by the then applicable conversion price (calculated generally as 85% of the average closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of determination) subject to certain restrictions and adjustments. The Shares offered hereby, and included in the Registration Statement of which this Prospectus is a part, include such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Series B Stock by reason of the floating rate conversion price mechanism or other adjustment mechanisms described in the Certificate of Designation for the Series B Stock, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416. Pursuant to the terms of the Series B Stock and the Warrants, the shares of Series B Stock and the Warrants are convertible or exercisable by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted shares of Series B Stock or unexercised portions of the Warrants) would not exceed 4.99% of the then outstanding Common Stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of Shares set forth in the table for a Selling Stockholder may exceed the number of Shares that such Selling Stockholder could own beneficially at any given time through such Selling Stockholder's ownership of the Series B Stock and the Warrants. In that regard, beneficial ownership of such Selling Stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.


                         USE OF PROCEEDS

          All the Shares offered hereby are being offered for the account of the Selling Stockholders. Accordingly the Company will not receive any proceeds of any sales made hereunder, but will receive the exercise price of any Warrants exercised by the Selling Stockholders. Any proceeds received from the exercise of Warrants will be used for working capital and general corporate purposes.


                      PLAN OF DISTRIBUTION


     The Shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) transactions involving cross or block trades or otherwise on the NASDAQ National Market, (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus,
(iv) "at the market" to or through market makers or into an existing market for the Common Stock, (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (vi) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require that delivery by such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commission from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

     Each Selling Stockholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered by them hereunder.


                         LEGAL MATTERS

     Counsel for the Company, Murtha, Cullina, Richter and Pinney, LLP, CityPlace I, 185 Asylum Street, Hartford, Connecticut 06103-3469, has rendered an opinion to the effect that the Common Stock offered for resale hereby is duly and validly issued, fully paid and non-assessable. Willard F. Pinney, Jr., a partner in such firm, is a stockholder of the Company as well as Corporate Secretary and a Director.


                            EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Accent Color Sciences, Inc. for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.







NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.



                    TABLE OF CONTENTS                     PAGE

Forward Looking Statements ........................         2
Available Information .............................         2
Information Incorporated ..........................         3
The Company .......................................         4
Risk Factors ......................................         6
Selling Stockholders ..............................        24
Use of Proceeds ...................................        27
Plan of Distribution ..............................        27
Legal Matters .....................................        29
Experts ...........................................        29


                            6,715,385
                     SHARES OF COMMON STOCK
                     No Par Value per Share
    (Issuable upon the conversion of Series B Preferred Stock
            & the exercise of Common Stock Warrants)

                   ACCENT COLOR SCIENCES, INC.





                  ACCENT COLOR SCIENCES, INC.

               REGISTRATION STATEMENT ON FORM S-3
                            PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



                                                     AMOUNT

                                                    ----------

Registration Fees--Securities
and Exchange Commission...                        $  3,219.19
Legal Fees and Expenses...                           5,000.00*
Accounting Fees and Expenses...                      3,000.00*

     TOTAL........................................$ 11,219.19


     *Estimated.


     The Company shall pay reasonable legal and accounting fees, filing and registration fees of the Registration. The Selling
Stockholder shall pay all commissions, transfer taxes, and the fees and expenses of counsel to the Selling Stockholders.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Connecticut corporation. Sections 33-770 through 33-778 of the Connecticut Act provide that, unless limited by its certificate of incorporation, a corporation shall indemnify any director or officer of the corporation against reasonable expenses incurred by him in connection with any action, suit or proceeding in which he is made or is threatened to be made a party by reason of having been a director or officer of the corporation if he was wholly successful in the action, on the merits or otherwise.

     In addition, such sections of the Connecticut Act allow a corporation by action of the Board of Directors to indemnify an individual made a party to a proceeding because he was a director or officer of the corporation if: (1) he conducted himself in good faith, and (2) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, his conduct was in the best interests of the corporation and (B) in all other cases, that his conduct was at least not opposed to the best interests of the corporation and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-771 also provides, however, that a corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to the director or officer in which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not the action involved was taken in his official capacity.

     The Restated Certificate of Incorporation of the Company includes a provision limiting the personal liability of a director to the Company or its shareholders for monetary damages for breach of duty as a director, to an amount equal to the amount of compensation received by the Director for serving the Company during the calendar year in which the violation occurred, subject to a number of exceptions, including violations involving a knowing and culpable violation of law, a breach of duty which enables a director or an associate to receive an improper personal gain, conduct showing a lack of good faith and conscious disregard of duty to the Company, a sustained and unexcused pattern of inattention, or the approval of an illegal distribution of assets of the Company to its shareholders. An associate of a director, in terms of improper personal gains, is defined as (A) any corporation or organization of which a Company director is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, (B) any trust or other estate in which a Company director has at least ten percent beneficial interest or as to which a Company director serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of a Company director, or any relative of such spouse who has the same name as the Company director. In addition, the Company also maintains a directors' and officers' insurance and reimbursement policy.


Item 16.  EXHIBITS.

3 (i)     Restated Certificate of Incorporation of the
          Registrant, as amended *
3 (ii)    Bylaws of the Registrant, as amended December 29,
          1997**
5         Opinion of Murtha, Cullina, Richter and Pinney, LLP
10 (i)    Form of Securities Purchase Agreement dated as of
          1/09/98
10 (ii) Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
10 (iii)  Form of Warrant issued in connection with the 1998
          Private Placement
10 (iv)   Form of Registration Rights Agreement dated as of
          1/09/98
23 (i) Consent of Murtha, Cullina, Richter and Pinney, LLP (included in the opinion under Exhibit 5)
23 (ii)   Consent of Price Waterhouse LLP
24 Power of Attorney pursuant to which this Registration Statement is signed by certain Directors

* incorporated by reference to Exhibit 3(ii) filed in connection with the Current Report on Form 8-K dated January 9, 1998 and filed with the Commission

** incorporated by reference to Exhibit 3(ii) filed in connection with the Registration Statement on Form S-3 and filed with the Commission on December 30, 1997, as amended (file no. 333-43467)



Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to Section 13 or
Section 15(d)of the Securities Exchange Act of 1934 and incorporated by reference herein;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to
Section 13 or Section 15(d)of the Securities Exchange Act of 1934 and incorporated by reference herein; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hartford, State of Connecticut on this 30th day of January 1998.

                                   ACCENT COLOR SCIENCES, INC.

                                   By:  /s/ Norman L. Milliard
                                   Title:President,Chief Executive
                                   Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title            Date
                                   President,      January 30, 1998
                                   Chief
/s/ Norman L. Milliard             Executive
-----------------------            Officer (Principal
     Norman L. Milliard            Executive Officer)
and Director

 /s/ Patrick J. Pedonti
------------------------          Chief Financial  January 30, 1998
     Patrick J. Pedonti           Officer and
                                  Treasurer
                                  (Principal Financial
                                  and Accounting Officer)

              *                    Director -      January 30, 1998
-------------------------------
     Richard J. Coburn

              *                    Director -
-------------------------------
     Richard Hodgson

              *                    Director -
-------------------------------
     Willard F. Pinney, Jr.

              *                    Director -
-------------------------------
     Robert H. Steele

 /s/ Norman L. Milliard                           January 30, 1998
-------------------------------
     Norman L. Milliard,
     Attorney-in-Fact

* Signature by Attorney-in-Fact




                          EXHIBIT INDEX

Exhibit No.                  Description                   Page No.
-------------              ---------------               ------------

  3 (i)   Restated Certificate of Incorporation
          of the Registrant, as amended *

3  (ii)   Bylaws of the Registrant, as amended December 29,
          1997**

5         Opinion of Murtha, Cullina, Richter and Pinney, LLP

10 (i)    Form of Securities Purchase Agreement dated as of
          1/09/98

10 (ii)   Certificate of Designations, Preferences and Rights of
          Series B Convertible Preferred Stock

10 (iii)  Form of Warrant issued in connection with the 1998
          Private Placement

10 (iv)   Form of Registration Rights Agreement dated as of
          1/09/98

23 (i)    Consent of Murtha, Cullina, Richter and Pinney, LLP
          (included in the opinion under Exhibit 5)

23 (ii)   Consent of Price Waterhouse LLP

24        Power of Attorney pursuant to which this Registration
          Statement is signed by Certain Directors


* incorporated by reference to Exhibit 3(ii) filed in connection with the Current Report on Form 8-K dated January 9, 1998 and filed with the Commission

** incorporated by reference to Exhibit 3(ii) filed in connection with the Registration Statement on Form S-3 and filed with the Commission on December 30, 1997, as amended (file no. 333-43467)